Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 31, 2010, Protective Life Insurance Company (“Protective Life”, “we” or “our”), a wholly-owned subsidiary of Protective Life Corporation (“Protective”) completed the acquisition of United Investors Life Insurance Company (“United Investors”) from Torchmark Corporation (“Torchmark”, or the “Seller”).

The following unaudited pro forma condensed combined financial information of Protective Life gives effect to the acquisition as if it had been completed as of January 1, 2009 with respect to the pro forma results of operations data, and as of September 30, 2010, with respect to the balance sheet data. We have adjusted the historical consolidated financial information to give effect to pro forma events that are (1) directly attributable to financing of the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have continuing impact on the combined results.

The unaudited pro forma condensed combined financial information below should be read in conjunction with the notes thereto and (1) our unaudited financial statements for the quarterly period ended September 30, 2010 in our Quarterly Report on Form 10-Q, and our audited consolidated financial statements for the year ended December 31, 2009 included in our Annual Report on Form 10-K, as well as (2) the United Investors unaudited interim financial statements for the nine-month period ended September 30, 2010, and its audited financial statements for the years ended December 31, 2009 and 2008, included herein.

The acquisition was accounted for under the acquisition method of accounting. Under this method of accounting, the acquired net assets of United Investors were recorded based upon the estimated fair values of the United Investors’ assets and liabilities at the date of completion of the acquisition.  If the purchase price had exceeded the fair value of the acquired net assets the excess purchase price would have been recorded as goodwill.  The transaction did not result in goodwill being recognized. The unaudited pro forma condensed combined financial information includes adjustments, which are based upon preliminary estimates, to reflect the estimated fair value of all identifiable assets and liabilities of United Investors as of September 30, 2010.  The purchase price consisted of cash consideration of $342.9 million paid as of the closing date, and additional consideration estimated to be approximately $21.2 million which will be paid to Torchmark subsequent to the closing date.  Final adjustments of the estimated fair value of all identifiable assets and liabilities were made based upon settlement of the purchase price (including consideration subject to purchase price adjustments) and the fair value of the acquired net assets and liabilities of United Investors from the date of the completion of the acquisition through the financial reporting process for the year ended December 31, 2010.

The following unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the acquisition been completed on the dates indicated above. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the resulting company. This information does not give effect to (1) our results of operations or other transactions or developments since September 30, 2010, (2) the impact of possible revenue enhancements, expense efficiencies or synergies expected to result from the acquisition, (3) the future acquisition-related costs estimated to integrate United Investors’ operations into Protective Life’s operations and (4) the effects of transactions or developments that may occur subsequent to the acquisition. The foregoing matters could cause both Protective Life’s historical pro forma financial position and results of operations, and Protective Life’s actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

(Dollars in Thousands)

As of September 30, 2010

	Protective Life Insurance Company	United Investors Life Insurance Company	Pro forma Reinsurance Adjustments	Pro forma Post Reinsurance Adjustment	Pro forma Acquisition Adjustments		Pro forma Combined
Assets
Fixed maturities, at market	$24,803,717	$890,470	$(140,273)	$25,553,914	$(404,090	)(a)	$25,149,824
Equity securities, at market	295,223	188,212	(188,212)	295,223	—		295,223
Mortgage loans	4,870,905	—	—	4,870,905	—		4,870,905
Investment real estate, net of accumulated depreciation	7,219	—	—	7,219	—		7,219
Policy loans	767,214	33,905	(353)	800,766	—		800,766
Other long-term investments	265,659	58,141	—	323,800	—		323,800
Short-term investments	477,543	10,383	—	487,926	61,200	(b)	549,126
Total investments	31,487,480	1,181,111	(328,838)	32,339,753	(342,890)		31,996,863
Cash	107,185	2,202	—	109,387	—		109,387
Accrued investment income	318,058	18,466	(5,743)	330,781	—		330,781
Accounts and premiums receivable, net of allowance for uncollectible amounts	48,629	838,822	(832,299)	55,152	—		55,152
Reinsurance receivables	5,460,513	3,448	43,055	5,507,016	—		5,507,016
Deferred policy acquisition costs and value of business acquired	3,611,251	167,957	(58,891)	3,720,317	(61,090	)(c)	3,659,227
Goodwill	90,744	26,628	—	117,372	(26,628	)(d)	90,744
Property and equipment, net of accumulated depreciation	36,847	—	—	36,847	—		36,847
Other assets	426,664	2,153	(2,163)	426,654	—		426,654
Income tax receivable	7,967	—	—	7,967	—		7,967
Assets related to separate accounts	4,235,607	731,904	—	4,967,511	—		4,967,511
Total Assets	$45,830,945	$2,972,691	$(1,184,879)	$47,618,757	$(430,608)		$47,188,149
Liabilities
Policy liabilities and accruals	$19,087,214	$441,976	$(16,773)	$19,512,417	$35,631	(e)	$19,548,048
Stable value product account balances	3,105,822	—	—	3,105,822	—		3,105,822
Annuity account balances	10,451,322	965,350	(831,496)	10,585,176	—		10,585,176
Other policyholders’ funds	577,162	—	—	577,162	—		577,162
Other liabilities	1,000,056	6,432	(386)	1,006,102	—		1,006,102
Mortgage loan backed certificates	74,324	—	—	74,324	—		74,324
Deferred income taxes	1,133,005	115,046	(74,155)	1,173,896	(17,790	)(f)	1,156,106
Non-recourse funding obligations	1,372,500	—	—	1,372,500	—		1,372,500
Liabilities related to separate accounts	4,235,607	731,904	—	4,967,511	—		4,967,511
Total liabilities	41,037,012	2,260,708	(922,810)	42,374,910	17,841		42,392,751
Shareowners’ equity
Preferred Stock	2	—	—	—	—		—
Common Stock	5,000	3,000	—	8,000	(3,000	)(g)	5,000
Additional paid-in-capital	1,361,734	352,196	—	1,713,930	(352,196	)(g)	1,361,734
Treasury stock, at cost		—	—	—	—		—
Retained earnings	2,778,233	332,793	(271,116)	2,839,910	(60,212	)(g)	2,779,698
Accumulated other comprehensive income (loss):	648,964	23,994	9,047	682,005	(33,041	)(g)	648,964
Total shareowner’s equity	4,793,933	711,983	(262,069)	5,243,847	(448,449)		4,795,398
Total liabilities and shareowner’s equity	$45,830,945	$2,972,691	$(1,184,879)	$47,618,757	$(430,608)		$47,188,149

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statements of Income

(Dollars in Thousands)

Nine Months Ended September 30, 2010

	Protective Life Insurance Company	United Investors Life Insurance Company	Pro forma Reinsurance Adjustments	Pro forma Post Reinsurance Adjustment	Pro forma Acquisition Adjustments		Pro forma Combined
Revenues
Premiums and policy fees	$1,936,279	$66,008	$—	$2,002,287	$—		$2,002,287
Reinsurance ceded	(999,555)	—	(10,810)	(1,010,365)	—		(1,010,365)
Net of reinsurance ceded	936,724	66,008	(10,810)	991,922	—		991,922
Net investment income	1,220,113	50,320	(18,042)	1,252,391	$(15,728	)(h)	1,236,663
Realized investment gains (losses):
Derivative financial instruments	(239,297)	73,989	(73,989)	(239,297)	—		(239,297)
All other investments	230,009	2,264	—	232,273	—		232,273
Other-than-temporary impairment losses	(71,066)	—	—	(71,066)	—		(71,066)
Portion of loss recognized in other comprehensive income (before taxes)	34,923	—	—	34,923	—		34,923
Net impairment losses recognized in earnings	(36,143)	—	—	(36,143)	—		(36,143)
Other income	78,341	39,801	(37,363)	80,779	—		80,779
Total revenues	2,189,747	232,382	(140,204)	2,281,925	(15,728)		2,266,197
Benefits and expenses
Benefits and settlement expenses, net of reinsurance ceded:	1,572,289	77,412	(32,838)	1,616,863			1,616,863
Amortization of deferred policy acquisition costs and value of business acquired	130,902	17,660	(6,253)	142,309	(8,105	)(j)	134,204
Other operating expenses, net of reinsurance ceded:	210,709	6,350	(2,174)	214,885	—		214,885
Total benefits and expenses	1,913,900	101,422	(41,265)	1,974,057	(8,105)		1,965,952
Income before income tax	275,847	130,960	(98,939)	307,868	(7,623)		300,245
Income tax (benefit) expense	91,408	41,884	(31,328)	101,964	(2,668)		99,296
Net income	184,439	89,076	(67,611)	205,904	(4,955)		200,949

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statements of Income

(Dollars in Thousands)

For The Year Ended December 31, 2009

	Protective Life Insurance Company	United Investors Life Insurance Company	Pro forma Reinsurance Adjustments	Pro forma Post Reinsurance Adjustment	Pro forma Acquisition Adjustments		Pro forma Combined
Revenues
Premiums and policy fees	$2,674,680	$92,546	$—	$2,767,226	$—		$2,767,226
Reinsurance ceded	(1,509,036)		$(15,452)	(1,524,488)	—		(1,524,488)
Net of reinsurance ceded	1,165,644	92,546	(15,452)	1,242,738	—		1,242,738
Net investment income	1,603,063	66,838	(24,463)	1,645,438	$(20,186	)(i)	1,625,252
Realized investment gains (losses):							—
Derivative financial instruments	(176,880)	99,005	(99,005)	(176,880)	—		(176,880)
All other investments	303,709	(12,167)	—	291,542	—		291,542
Other-than-temporary impairment losses	(227,587)	—	—	(227,587)	—		(227,587)
Portion of loss recognized in other comprehensive income (before taxes)	47,696	—	—	47,696	—		47,696
Net impairment losses recognized in earnings	(179,891)			(179,891)	—		(179,891)
Other income	212,443	42,713	(42,691)	212,465	—		212,465
Total revenues	2,928,088	288,935	(181,611)	3,035,412	(20,186)		3,015,226
Benefits and expenses
Benefits and settlement expenses, net of reinsurance ceded:	1,960,046	104,945	(45,475)	2,019,516	—		2,019,516
Amortization of deferred policy acquisition costs and value of business acquired	320,357	19,095	(5,828)	333,624	(8,369	)(j)	325,255
Other operating expenses, net of reinsurance ceded:	222,651	11,113	(4,643)	229,121	—		229,121
Total benefits and expenses	2,503,054	135,153	(55,946)	2,582,261	(8,369)		2,573,892
Income before income tax	425,034	153,782	(125,665)	453,151	(11,817)		441,334
Income tax (benefit) expense	147,563	50,519	(41,303)	156,779	(4,136)		152,643
Net income	277,471	103,263	(84,362)	296,372	(7,681)		288,691

See Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL INFORMATION

Note 1 Reporting Reclassifications

Certain amounts in the historical financial statements of United Investors have been reclassified to conform to Protective Life’s historical financial statement presentation. While Protective Life and United Investors have each completed a preliminary review of their respective accounting and financial reporting policies as compared to those used by the other company, this review is ongoing and will continue throughout the financial reporting process for the year ended December 31, 2010. As such, additional reclassifications or pro forma adjustments may be identified.

Note 2 Purchase Price and Financing Considerations

For purposes of the pro forma condensed combined financial information, the aggregate purchase price for United Investors is approximately $342.9 million, which is equal to the estimated fair value of United Investors’ net assets as of September 30, 2010, as provided for the in the Stock Purchase Agreement (“the Agreement”). This purchase price was developed using an assumed closing date of September 30, 2010, with consideration of pre-closing dividends of approximately $305 million in the aggregate, and pre-closing reinsurance transactions reflected in the pro forma reinsurance adjustment column within the pro forma condensed combined financial information presented herein.

Estimated fair values and lives have been assigned to the acquired assets and liabilities assumed for the purposes of this unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information reflects Protective Life’s estimates of the fair value of the net assets of United Investors as of September 30, 2010.

Note 3 Pro Forma Adjustments

These pro forma adjustments are based on certain estimates and assumptions as of the date of the unaudited pro forma condensed combined financial information. The actual adjustments upon the consummation of the acquisition were based on a number of factors, including changes in the estimated fair value of net assets from September 30, 2010 to the effective date of the acquisition. Therefore, the actual adjustments were different from the adjustments made to prepare the unaudited pro forma condensed combined financial information.

Pro Forma Reinsurance Adjustments

Prior to closing, Torchmark recaptured certain annuity business that was previously ceded to United Investors.  In addition, Torchmark assumed certain life insurance business from United Investors.  The pro forma reinsurance adjustments represent the effects of the business being retained by Torchmark.  Additionally, an adjustment for pre-closing dividends of approximately $305 million is included in these adjustments.

Pro Forma Acquisition Adjustments

For purposes of the unaudited pro forma condensed combined balance sheet, the acquired assets and liabilities of United Investors have been adjusted to reflect their estimated fair values as of and for the periods presented.  Specific adjustments are as follows:

(a)          Represents the sale of fixed maturity investments of $342.9 million to fund the purchase of United Investors and a reclassification of fixed maturity investments of $61.2 million that mature within 12 months to short term investments.

(b)         Represents a reclassification of fixed maturity investments that mature within 12 months and are reclassified to short term investments.

(c)          To eliminate historic deferred policy acquisition costs and value of business acquired of United Investors of $109.1 million and to establish value of business acquired of $48.0 million.

(d)         To eliminate the historic goodwill of United Investors.

(e)          To adjust the policy liabilities of United Investors to reflect estimated fair value based on Protective Life’s nonperformance risk.

(f)            Adjustment to deferred income taxes to reflect the election of Internal Revenue Code 338(h)(10) election, whereby the purchase of Untied Investors is treated as an asset purchase for income tax purposes.

(g)         To eliminate the historic common stock, additional paid-in-capital, retained earnings and accumulated other comprehensive income of United Investors.

(h)         Represents the estimated reduction of investment income related to the sale of fixed maturity investments to fund the purchase of United Investors of $14.3 million and amortization of premium related to investments acquired of approximately $1.4 million.

(i)             Represents the estimated reduction of investment income related to the sale of fixed maturity investments to fund the purchase of United Investors of $18.2 million and amortization of premium related to investments acquired of approximately $1.9 million.

(j)             Represents the estimated change in amortization resulting from the adjustment described in (c) above.